UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2017

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD.

On September 19, 2017, Best Buy Co., Inc. (“Best Buy” or the “registrant” or the “company”) issued a news release relating to an Investor Day it is hosting at its headquarters in Richfield, Minnesota. The Investor Day conference will outline Best Buy's growth strategy, Best Buy 2020: Building the New Blue.

The conference will begin at 2:00 p.m. Eastern Time on September 19, 2017, and is expected to be available live on the registrant’s website at www.investors.bestbuy.com. In addition, the registrant will provide copies of the presentation materials accompanying the conference on its website.

The news release issued on September 19, 2017, is furnished as Exhibit 99 to this Current Report on Form 8-K. The company’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99
News release issued September 19, 2017 (furnished pursuant to Item 7.01). Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: September 19, 2017	By:	/s/ MATHEW R. WATSON
Mathew R. Watson
Vice President, Finance - Controller and Chief Accounting Officer

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